Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT1

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on January 8, 2021, by and among GX Acquisition Corp., a Delaware corporation (“GX”), [Celularity Inc., a Delaware corporation (the “Company”),] and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Merger Agreement and Plan of Reorganization, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among GX, Celularity Inc., a Delaware corporation (the “Company”), Alpha First Merger Sub, Inc., a Delaware corporation (“GX Merger Sub 1”) and Alpha Second Merger Sub, LLC, a Delaware limited liability company (“GX Merger Sub 2”), pursuant to which, among other things, GX Merger Sub 1 will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of GX (the Company, in its capacity as the surviving corporation of the First Merger, the “Surviving Corporation”), and immediately following the First Merger, the Surviving Corporation will merge with and into GX Merger Sub 2 (the “Second Merger”), with GX Merger Sub 2 being the surviving entity of the Second Merger, on the terms and subject to the conditions therein (the First Merger and the Second Merger, together, the “Transaction”);

WHEREAS, in connection with the Transaction, GX is seeking commitments from interested investors to purchase, prior to the closing of the Transaction, shares of GX’s Class A common stock, par value $0.001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share;

WHEREAS, the aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”; and

[WHEREAS, substantially on the date hereof, GX entered into separate subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other Investors”), pursuant to which such Other Investors have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 8,340,000 Shares for a purchase price of $10.00 per share (the “Per Share Purchase Price”);]

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and GX acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from GX the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein (the “Subscription”). The Investor’s Subscription for the Shares shall be deemed to be accepted by GX only when this Subscription Agreement is signed by a duly authorized person by or on behalf of GX, which GX may do in counterpart form.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), and be conditioned upon the prior or substantially concurrent consummation of the Transaction (the anticipated closing date of the Transaction, the “Transaction Closing Date”). Upon delivery of written notice from (or on behalf of) GX to the Investor (the “Closing Notice”), that GX reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on the expected Transaction Closing Date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to GX, [two (2)][three (3)] business days prior to the expected Closing Date, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by GX in the Closing Notice. On the Closing Date, GX shall issue the Shares to the Investor and subsequently cause the Shares to be registered in book entry form in the name of the Investor on GX’s share register. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, Investor shall deliver to GX a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Transaction Closing Date does not occur within two (2) business days after the Closing Date under this Subscription Agreement, GX shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section [8][10] hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing.

1	Bracketed provisions illustrate certain key changes between the general form of Subscription Agreement and the form(s) specific to certain investor(s).

3. Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Shares under this Subscription Agreement [and no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby;

(b) applicable governmental approvals shall have been obtained, including without limitation CFIUS Approval (as defined below), and subject to the termination or expiration of the waiting period under the Hart-Scott-Rodino Act (if applicable);]

(c) (i) solely with respect to the Investor’s obligation to close, the representations and warranties made by GX, and (ii) solely with respect to GX’s obligation to close, the representations and warranties made by the Investor, in each case, in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), in each case without giving effect to the consummation of the Transaction;

(d) [solely with respect to the Investor’s obligation to close, GX shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(e) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied or waived (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) and the closing of the Transaction shall occur, on the Closing Date, substantially concurrently with the Closing.

Notwithstanding anything to the contrary herein, Investor shall not be obligated to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement if Other Investors fail to fund the purchase of more than 4,000,000 Shares pursuant to the Other Subscription Agreements (taking into account any additional subscription agreements with additional investors to purchase Shares prior to or at the Closing at or above the Per Share Purchase Price and on substantially similar terms and conditions as this Subscription Agreement).]

4. [CFIUS Approval. For purposes of this Subscription Agreement, “CFIUS Approval” shall mean:

(a) Either (i) a written notification that (x) is issued by the Committee on Foreign Investment in the United States (“CFIUS”) after the Investor and, as per Section 8, the Company have provided written notice of the Subscription (the “LOA Notice”) to the U.S. Department of Defense in accordance with the terms of the Letter of Assurance dated October 15, 2018, between the Investor, the Company, and CFIUS (the “LOA”) that the Investor intends to acquire the Shares in accordance with the terms of the Subscription Agreement, and (y) states that CFIUS does not object to the Investor’s acquisition of the Shares in accordance with the terms of this Subscription Agreement; or (ii) at least fifteen (15) days have passed after the Investor and the Company have submitted the LOA Notice and CFIUS has not objected to the Investor’s acquisition of the Shares; or

(b) CFIUS, after receiving the LOA Notice, requests or requires the Investor, the Company and/or GX to submit a joint voluntary notice (the “CFIUS Notice”) pursuant to Section 721 of the Defense Production Act of 1950 (codified at 50 U.S.C. § 4565) and all rules and regulations promulgated thereunder, including those codified at 31 C.F.R. Parts 800 and 801 (the “DPA”), and

(i) CFIUS issues a written notification stating that it has determined that the Subscription is not a “covered transaction” and not subject to review by CFIUS under applicable law;

(ii) CFIUS issues a written notification that it has concluded all action under the DPA and determined that there are no unresolved national security concerns with respect to the Subscription; or

(iii) if CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision, either (A) the President shall have notified the Investor and the Company of his determination not to use his powers pursuant to the DPA to suspend or prohibit the consummation of the Subscription or (B) the fifteen (15) days allotted for presidential action under the DPA shall have passed without any determination by the President.]

5. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as [set forth in Section 8 of this Subscription Agreement and as] the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6. GX Representations and Warranties. GX represents and warrants to the Investor that:

(a) GX has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and, subject to obtaining all approvals necessary for the consummation of the Transaction [and any CFIUS Approval] (collectively, the “Required Approvals”), to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under GX’s certificate of incorporation (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(c) This Subscription Agreement has been duly authorized, executed and delivered by GX and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement [constitutes the valid and binding agreement of GX and] is enforceable against GX in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The[ execution and delivery of, and the performance of the transactions contemplated by this Subscription Agreement, including the] issuance and sale by GX of the Shares pursuant to this Subscription Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of GX or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which GX or any of its subsidiaries is a party or by which GX or any of its subsidiaries is bound or to which any of the property or assets of GX is subject that would reasonably be expected to have[, individually or in the aggregate,] a material adverse effect on the business, financial condition or results of operations of GX and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of GX to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of GX; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over GX or any of its properties that would reasonably be expected to have[, individually or in the aggregate,] a Material Adverse Effect, or materially affect the validity of the Shares or the legal authority of GX to comply in all material respects with its obligations under this Subscription Agreement.

(e) [As of their respective filing dates, all reports filed by GX with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. There are no material outstanding or unresolved comments in comment letters received by GX from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. None of the SEC Reports filed under the Exchange Act contained, at the time they were filed, or, if amended, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and such SEC reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. GX has timely filed each report, statement, schedule, prospectus, and registration statement that GX was required to file with the SEC since its initial registration of the Shares with the SEC.]

(f) GX is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section [12][14] of this Subscription Agreement; (iv) those required by the New York Stock Exchange or The Nasdaq Stock Market, including with respect to obtaining approval of GX’s stockholders, [and] (v) [any Required Approvals, and (vi)] those the failure of which to obtain would not be reasonably be expected to have[, individually or in the aggregate,] a Material Adverse Effect.

(g) [The authorized capital stock of GX consists of (i) 111,000,000 shares of GX Common Stock, par value $0.0001 per share (“GX Common Stock”), with (A) 100,000,000 shares of GX Common Stock being designated as Class A Common Stock (“GX Class A Common Stock”) and (B) 10,000,000 shares of GX Common Stock being designated as Class B Common Stock (“GX Class B Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“GX Preferred Stock”). As of the date of this Subscription Agreement, (i) 28,750,000 shares of GX Class A Common Stock and 7,187,500 shares of GX Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of GX Common Stock are held in the treasury of GX, (iii) 7,000,000 private placement warrants (as described in the Prospectus) are issued and outstanding and 7,000,000 shares of GX Class A Common Stock are issuable in respect of such private placement warrants, and (iv) 14,375,000 GX Public Warrants are issued and outstanding and 14,375,000 shares of GX Class A Common Stock are issuable in respect of the GX Public Warrants (the warrants described in clauses (iii) and (iv), the “GX Warrants”). As of the date of this Subscription Agreement, there are no shares of GX Preferred Stock issued and outstanding. Each GX Warrant is exercisable for one share of GX Class A Common Stock at an exercise price of $11.50. As of the date hereof, the issued and outstanding GX Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on NASDAQ under the symbol, “GXGX.”

(h) GX is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, GX has not received any written communication from a governmental authority that alleges that GX is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the SEC Reports, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of GX, threatened against GX by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of GX’s Shares on Nasdaq or to deregister the Shares under the Exchange Act. GX has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

(i) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the offer and sale of the Shares under the Securities Act of 1933, as amended, (the “Securities Act”).

(j) GX is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents (as defined below).

(k) Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement expressly contemplated by the Transaction Agreement or described in the SEC Reports, GX has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in GX or with any Other Investor. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than the Investor hereunder, other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds.

(l) GX is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.]

(m) [No Other Subscription Agreement with any Other Investor investing less than $30 million includes terms and conditions with respect to the purchase of the Shares that are materially more advantageous to any such Other Investor than such terms applicable to the Investor hereunder.]

7. Investor Representations and Warranties. The Investor represents and warrants to GX that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

(b) The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that GX is not required to register the Shares except as set forth in Section 9 of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to GX or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book-entries representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c) The Investor acknowledges and agrees that the Investor is purchasing the Shares from GX. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of GX, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of GX expressly set forth in Section 6 of this Subscription Agreement.

(d) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to GX, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed GX’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(e) The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and GX, the Company or a representative of GX or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and GX, the Company or a representative of GX or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, GX, the Company, the Placement Agent (as defined below), any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of GX contained in Section 6 of this Subscription Agreement, in making its investment or decision to invest in GX.

(f) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in GX’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither GX nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

(g) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in GX. The Investor acknowledges specifically that a possibility of total loss exists.

(h) In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning GX, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

(i) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j) The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and[, assuming that this Subscription Agreement constitutes the valid and binding obligation of GX,] this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l) Neither the Investor nor[, to the Investor’s knowledge,] any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. [The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom.] The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither GX nor any of its affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; (B) the decision to invest in the Shares has been made at the recommendation or direction of a fiduciary (for purposes of ERISA and/or Section 4975 of the Code, or any applicable Similar Law) with respect to the Investor’s investment in the Shares who is independent of the parties to the Transaction; and (C) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n) No disclosure or offering document has been prepared by Credit Suisse Securities (USA) LLC or any of its affiliates (the “Placement Agent”) in connection with the offer and sale of the Shares.

(o) None of the Placement Agent, nor any of its affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to GX, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by GX.

(p) In connection with the issue and purchase of the Shares, the Placement Agent has not acted as the Investor’s financial advisor or fiduciary.

(q) The Investor has or has commitments to have and, when required to deliver payment to GX pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(r) The Investor acknowledges that the purchase and sale of Shares hereunder meets the exemptions from filing under FINRA Rule 5123(b)(1).

(s) The Investor acknowledges that Placement Agent may have acquired, or during the term of the Shares may acquire, non-public information with respect to GX, which the Investor agrees need not be provided to it.

8. [Efforts.

(a) The Investor and the Company shall use their reasonable best efforts to obtain CFIUS Approval, which shall include:

(i) Promptly after executing this Subscription Agreement, the Investor and the Company shall provide the LOA Notice to CFIUS, which shall include full and complete information for CFIUS to conduct its review;

(ii) In the event that CFIUS raises any objection or concern, the Investor and the Company shall use their reasonable best efforts to address all such concerns to the satisfaction of CFIUS and take all steps necessary to obtain the CFIUS Approval; and

(iii) The Investor and the Company shall comply with all of their obligations under the LOA, and if the Investor or the Company violates a material provision of the LOA, the Investor or the Company shall promptly notify CFIUS and seek to cure the breach.

(b) In the event that CFIUS, after receiving the LOA Notice, asks the Investor, the Company, and/or GX to file a CFIUS Notice, GX, the Company and the Investor shall use their reasonable best efforts to obtain CFIUS Approval, which shall include:

(i) submitting a draft CFIUS Notice with respect to the Subscription and, promptly after receiving comments from CFIUS, submitting the final CFIUS Notice;

(ii) if CFIUS suggests or requests that, or the Investor, the Company or GX determines it to be appropriate that, the CFIUS Notice be withdrawn and resubmitted, the Investor, the Company and GX shall cooperate to ensure that the CFIUS Notice is withdrawn and resubmitted;

(iii) if CFIUS requests any information, the Investor and the Company shall respond within the timeframe set forth in 31 C.F.R. Part 800 (the “CFIUS Regulations”); provided, however, that in good faith the Investor may request, and GX or the Company, as applicable, may request an extension of time pursuant to the CFIUS Regulations to respond to CFIUS’ requests for information;

(iv) the Investor, the Company and GX shall cooperate in all respects and consult with each other in connection with any CFIUS Notice, including by allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, except for any exhibits to such communications that provide personal identifying information required under the CFIUS Regulations, information otherwise requested by CFIUS to remain confidential, or information reasonably determined by the parties to be business confidential information;

(v) the Investor, the Company and GX shall promptly inform the other party of any communication received by such party from, or given by such party to, CFIUS, by promptly providing copies to the other party of any such written communications;

(vi) the Investor, the Company and GX shall permit the other party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with CFIUS, and give the other parties the opportunity to attend and participate in any in-person meetings with CFIUS; and

(vii) in the event that, following reasonable best efforts by the parties to address any concerns of CFIUS and find a mutually acceptable mitigation agreement, CFIUS informs the parties orally or in writing that CFIUS has unresolved national security concerns and has recommended or intends to recommend in a report that the President of the United States prohibit the Subscription, any party to the CFIUS Notice may request a withdrawal of the CFIUS Notice and no party shall have any further obligation to seek CFIUS Approval.

(c) The covenants and agreements set forth in this Section 8 constitute the sole obligations of the parties with respect to the efforts required to obtain CFIUS Approval.]

9. Registration Rights. On the Closing Date [and following the Domestication], GX, the Investor and certain of GX’s stockholders shall enter into the Registration Rights Agreement (as defined in[, and in the form of Exhibit A to,] the Transaction Agreement) which shall provide the Investor certain registration rights as set forth therein.2

(a) [Within fifteen (15) business days following the Closing Date (such deadline, the “Filing Deadline”), GX will submit to or file with the SEC a shelf registration statement on Form S-1 or Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Investor pursuant to this Agreement which are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Shares”) and GX shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 120th calendar day following the filing date thereof if the SEC notifies GX that it will “review” the Registration Statement and (ii) the 10th business day after the date GX is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that GX’s obligations to include the Registrable Shares in the Registration Statement are contingent upon Investor furnishing in writing to GX such information regarding Investor, the securities of GX held by Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by GX to effect the registration of the Registrable Shares, and Investor shall execute such documents in connection with such registration as GX may reasonably request that are customary of a selling stockholder in similar situations, including providing that GX shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise subject itself to any contractual restriction on the ability to transfer the Registrable Shares. Any failure by GX to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve GX of its obligations to file or effect the Registration Statement as set forth above in this Section [7].

2	Registration rights for certain investors were included in the Subscription Agreement.

(b) At its expense GX shall:

(i) except for such times as GX is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which GX determines to obtain, continuously effective with respect to Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for GX to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) two years from the date of effectiveness of the Registration Statement. The period of time during which GX is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise Investor within five (5) business days:

(1) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(2) of the receipt by GX of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(3) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, GX shall not, when so advising Investor of such events, provide Investor with any material, nonpublic information regarding GX other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (3) above constitutes material, nonpublic information regarding GX;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section [7](b)(ii)(4) above, except for such times as GX is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, GX shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the shares of Class A common stock issued by GX have been listed; and

(vi) during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Agreement, in connection with the registration of the Registrable Shares.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, GX shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by GX or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event GX’s board of directors reasonably believes would require additional disclosure by GX in the Registration Statement of material information that GX has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of GX’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of GX’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to the Company and the majority of the GX board or directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that GX may not delay or suspend the Registration Statement on more than three occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from GX of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Investor receives copies of a supplemental or amended prospectus (which GX agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by GX that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by GX unless otherwise required by law or subpoena. If so directed by GX, Investor will deliver to GX or, in Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Indemnification.

(i) GX agrees to indemnify, to the extent permitted by law, Investor (to the extent a seller under the Registration Statement), its directors and officers and each person who controls Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to GX by or on behalf of such Investor expressly for use therein.

(ii) In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to GX in writing such information and affidavits as GX reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify GX, its directors and officers and each person or entity who controls GX (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Investor expressly for use therein; provided, however, that the liability of each such Investor shall be several and not joint and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section [7](d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections [7](d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section [7](d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.]

10. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms [or GX or the Company’s notification to the Investor that such party has abandoned its plans to move forward with the Transaction], (b) upon the mutual written agreement of each of the parties hereto (and the Company) to terminate this Subscription Agreement (c) if the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied [or waived], or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing [and][,] (d) the Outside Date (as defined in the Transaction Agreement) if the Closing has not occurred by such date [and (e) by written notice of the Investor to GX in the event the Transaction Agreement [or any schedule or exhibit thereto (including the Company Disclosure Schedule)] is expressly amended, supplemented or [otherwise] modified on or after the date hereof in a manner that materially adversely affects the Investor without the prior written consent of the Investor]; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. GX shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section [8][10], any monies paid by the Investor to GX in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.

11. Trust Account Waiver. The Investor acknowledges that GX is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving GX and one or more businesses or assets. The Investor further acknowledges that, as described in GX’s prospectus relating to its initial public offering dated May 20, 2019 (the “Prospectus”) available at www.sec.gov, substantially all of GX’s assets consist of the cash proceeds of GX’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of GX, its public shareholders and the underwriter of GX’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to GX to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of GX entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

12. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned [without the prior written consent of each of the other parties hereto; provided that the Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor or an affiliate thereof), subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions, provided, that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby.]

(b) GX may request from the Investor such additional information as GX may deem necessary to evaluate the eligibility of the Investor to acquire the Shares [and in connection with the inclusion of the Shares in the Registration Statement], and the Investor shall provide such information as may reasonably be requested [available; provided, that, GX agrees to keep any such information provided by Investor confidential]. The Investor acknowledges that GX and/or the Company may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of GX.

(c) The Investor acknowledges that GX [and] the Placement Agent (as third party beneficiary with right of enforcement) [and the Company (as third party beneficiary with the right to enforce Section [6] hereof on its own behalf and not, for the avoidance of doubt, on behalf of GX) and others] will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify GX, the Company and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate [in any material respect]. [The Investor acknowledges and agrees that each purchase by the Investor of Shares from GX will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.]

(d) GX, the Placement Agent and the Company (to the extent set forth in Section [10][12](c)) are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section [10][12] above) except by an instrument in writing, signed by each of the parties hereto and, to the extent required by the Transaction Agreement, the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) [THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS (INCLUDING ANY ACTION, SUIT, LITIGATION, ARBITRATION, MEDIATION, CLAIM, CHARGE, COMPLAINT, INQUIRY, PROCEEDING, HEARING, AUDIT, INVESTIGATION OR REVIEWS BY OR BEFORE ANY GOVERNMENTAL ENTITY RELATED HERETO), INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.] THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE court of chancery of the state of delaware (or, to the extent such court does not have subject matter jurisdiction, the superior court of the state of delaware, or the united states district court for the district of delaware) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A delaware STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION [10][12](l) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(m) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION [10][12](m).

13. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent or the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of GX expressly contained in Section [5][6] of this Subscription Agreement, in making its investment or decision to invest in GX. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any other party to the Transaction Agreement, or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of GX, the Company or any other party to the Transaction Agreement shall be liable to the Investor, or to any other investor, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

14. [Press Releases. All press releases or other public communications relating to the transactions contemplated hereby between GX and the Investor, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) GX, (ii) to the extent required by the Transaction Agreement, the Company, and (iii) to the extent such press release or public communication references the Investor by name, the Investor, which approval shall not be unreasonably withheld or conditioned; provided that neither GX nor the Investor shall be required to obtain consent pursuant to this Section [12] to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section [12]. The restriction in this Section [12] shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.]

[Disclosure. GX shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that GX has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of GX, the Investor shall not be in possession of any material, non-public information received from GX or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with GX or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, and without limiting Section 1.11 of the Stockholder Support Agreement, dated as of the date hereof, by and among GX, Celularity and the Investor, GX shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which GX’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 14.]

15. [Expenses. The Company shall, promptly after the Closing Date or the termination of this Agreement pursuant to Section [8][10], reimburse the Investor for [(a)] the reasonable fees and expenses of its legal counsel [ ] incurred in connection with this Subscription Agreement [and (b) the filing fees incurred in connection with the CFIUS Approval or any HSR or other antitrust filing, if applicable, in connection with the transactions contemplated hereby, up to a maximum of $200,000 for all such expenses in this Section 15], regardless of whether the sale of the Shares contemplated hereby closes.]

16. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to GX, to:

GX Acquisition Corp.

1325 Avenue of the Americas, 25th Floor

New York, NY 10019

Attention:	Jay Bloom and Dean Kehler
Email:	jay.bloom@trimarancapital.com

dean.kehler@trimarancapital.com

with copies to (which shall not constitute notice), to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention:	Michael C. Chitwood

Michael A. Civale

P. Michelle Gasaway

Email:	michael.chitwood@skadden.com

michael.civale@skadden.com

michelle.gasaway@skadden.com

and

Celularity Inc.

33 Technology Dr. South

Warren, New Jersey 07059

Attention:	Keary Dunn
Email:	keary.dunn@celularity.com

and

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention:	Yvan-Claude Pierre

Marianne Sarrazin

Email:	ypierre@cooley.com

msarrazin@cooley.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount:	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by GX in the Closing Notice. To the extent the offering is oversubscribed, the number of Shares received may be less than the number of Shares subscribed for.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, GX has accepted this Subscription Agreement as of the date set forth below.

GX ACQUISITION CORP.

By:
Name:
Title:

Date: January 8, 2021

[Signature Page to Subscription Agreement]

[IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date set forth below.

CELULARITY INC.

By:
Name:
Title:

Date: January 8, 2021

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of this Subscription Agreement.

[Schedule A to Subscription Agreement]